TERM SHEET

Proposed Terms of Transaction

This term sheet (“Term Sheet”) sets forth certain material terms for the contribution of Oklahoma Energy Corp. (“OKE”) to Armada Enterprises LP (“Armada LP”) (collectively, the “Transaction”).

Subject to the foregoing, the parties propose to negotiate in good faith to agree upon the terms of any required agreements for the Transaction that will provide for and/or incorporate the following:

1. Purpose of LOI		The purpose of this LOI is to

	■	provide a formal Offer to OKE or its owners with regard to contribution of the OKE assets and oil reserves to Armada LP;

	■	set forth the consideration for the contribution of the assets; and

	■	define the term that requires negotiation in the definitive documents.

2. Description of Transaction	■	Contribution of One Hundred Percent (100%) of the assets of Oklahoma Energy or One Hundred Percent (100%) of the equity interests therein in exchange for Twenty Million (20,000,000) common LP Units (the “Common Units”) plus an IDR in the performance of the assets.

3. Description of PTP	■	Armada Enterprises LP, a Delaware limited partnership, is a pre-re-PO publicly traded partnership (the “PTP”), which is situated to have interests and ownership in a variety of assets and enterprises, including Media, Hotels & Resorts, Real Estate Development, Aviation & Aerospace, and Maritime Ventures. The PTP has plans to acquire larger asset groups, including many located outside of the United States.

	■	The PTP is a reporting issuer under the Securities Act of 1933 and current in its reporting requirements and its reports may be found on the SEC EDGAR filing system here: https://www.sec.gov/ cgi-bin/browse-edgar?action= getcompany&CIK=0001644889 &owner=exclude&count=40

	■	The primary business objective of the PTP is to generate stable cash flows to enable the distributions to the unit-holders that support current and pro-forma equity valuations.

	■	The PTP is planning to file an S-1 registration statement that will qualify for a listing of its common LP Units on a senior stock exchange, such as the New York Stock Exchange (NYSE) or the NASDAQ National Markets.

	■	The General Partner is Armada Enterprises GP, LLC, a Delaware limited liability company.

4. Description of Equity	■	The PTP’s LP Units have a price of $10.00 USD per Unit (the “Unit Price”), determined by their $0.50 minimum annual distribution, as set in the LPA, based upon a 5% rate of return.

	■	The Common Units will not receive distributions (i.e. have their spigot turned off) until the later of Six Months from issuance or the cash flowing from the acquired business is above $3.5 million USD per quarter.

ARMADA ENTERPRISES, L.P. December 15, 17	1

	■	IDRs, as defined in the LPA, are designed to give an increasing portion of distributions to their holders based upon Yield performance of an asset or the partnership as a whole.

	■	The parties agree to negotiate the amount and nature of the IDRs in good faith upon completion of due diligence of the OKE reserves and analysis of their projected cash flows.

	■	The Common Units will be deemed “Restricted Securities” and will be restricted from resale, subject to applicable securities laws.

5. Definitive Agreements	■	The definitive agreements (“Definitive Agreements”) shall include a contribution agreement and a side letter/addendum to the LPA to define the IDRs for the Assets.

6. Other Details	■	Each party will be responsible for its own legal, tax, and consulting costs (the “Fees and Expenses”).

	■	Notwithstanding any other provision of this Term Sheet, it may be terminated by either party at any time. (“Termination”).

	■	The parties to this LOI acknowledge and agree that the existence and terms of this LOI and the Transaction are strictly confidential and that they and their respective representatives shall not disclose to the public or to any third party the existence or terms of this LOI or the Transaction other than with the express prior written consent of the other party.

	■	This LOI shall be governed by and construed under the laws of the state of Florida without regard to conflicts of laws principles.

7. Counterparts:	■	This LOI may be executed in any number of counterparts and by facsimile or email transmission, each of which shall be deemed to be an original instrument, but all of which taken together shall constitute one and the same agreement. Facsimile or email signatures shall be deemed to be original signatures for all purposes.

8. Notices:	■	Due to the non-binding nature of this LOI, the parties agree that all notices provided hereunder may be given by electronic mail to the following addresses:

If to Armada LP:

Mr. George Wight
Em: [REDACTED]

w/ copy to its general counsel: milan@armadagp.com

If to OKE:

Mr. James Fuller
Em: [REDACTED]

ARMADA ENTERPRISES, L.P. December 15, 17	2

SIGNATURE PAGE TO FOLLOW

The parties acknowledge and agree that this Term Sheet constitutes a binding agreement only with respect to only the confidentiality and disclosure of the transaction and its terms and may not provide further obligation to enter into additional binding agreements regarding the Transaction.

Please indicate your agreement to the foregoing by signing in the space provided below and returning a copy of this Term Sheet to us. We look forward to working on the Transaction with you.

SIGNATURES:

Signature: /s/: George Wight

Armada Enterprises LP
by Armada Enterprises GP, LLC	Name / Title: George Wight / Managing General Partner
(“Armada LP”)

Date: Dec. 15, 2017

Signature: /s/: James Fuller

Oklahoma Energy Corp. (“OKE”)	Name / Title: James Fuller /

Date: Dec. 15, 2017

ARMADA ENTERPRISES, L.P. December 15, 17	3